UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

ProSomnus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41567	88-2978216
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5675 Gibraltar Drive
Pleasanton, California 94588

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (844) 537-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSA(1)	(1)
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	OSAAW(1)	(1)

(1) On April 24, 2024, the Nasdaq Stock Market LLC filed a Form 25 to delist the Company’s common stock and warrants and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, which became effective 10 days after the filing of the Form 25. Effective April 18, 2024, the Company’s common stock and warrants have been traded on the over-the-counter market under the symbols “OSAP” and “OSAPW”, respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 16, 2024, ProSomnus, Inc. (“ProSomnus” or the “Company”) issued a press release announcing its revenue for the three-month period ended March 31, 2024. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by ProSomnus, Inc. dated May 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSOMNUS, INC.

Date: May 16, 2024	By:	/s/ Brian B. Dow
Name: Brian B. Dow
Title: Chief Financial Officer